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                                                                   EXHIBIT 99(1)


      Harrah's Operating Company Announces Extension Of Exchange Offer

      LAS VEGAS, May 25, 2001 -Harrah's Operating Company, Inc. announced today that its pending offer to exchange (the "Exchange Offer") any and all of its outstanding 8.00 percent Senior Notes due 2011 (the "Old Notes") for 8.00 percent Senior Notes due 2011 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended, currently scheduled to expire at 5:00 p.m. Eastern Daylight Time on May 25, 2001, has been extended until 5:00 p.m. Eastern Daylight Time on June 4, 2001.

      Tenders with respect to approximately $445.7 million aggregate principal amount of the Old Notes, out of a total of $500.0 million aggregate principal amount eligible to participate in the exchange, have been received to date.

      This announcement is not an offer to exchange or a solicitation of an offer to exchange, with respect to the Old Notes. The Exchange Offer is being made solely by the Prospectus dated April 17, 2001, and the Exchange Offer, as extended hereby, remains subjected to the terms and conditions stated therein.


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